Exhibit 99.1

Veru Announces Proposed Public Offering of Common Stock

MIAMI, FL – December 13, 2023 – Veru Inc. (NASDAQ: VERU), a late clinical stage biopharmaceutical company focused on developing novel medicines for the treatment of metabolic diseases, oncology and viral-induced acute respiratory distress syndrome, announced today that it has commenced an underwritten public offering of shares of its common stock. All shares of common stock to be sold in the offering will be offered by Veru. In addition, Veru intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the public offering at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Raymond James & Associates, Inc. and Oppenheimer & Co. Inc. are acting as joint book-running managers for the offering.

Veru intends to use the net proceeds from the proposed offering to fund its clinical stage drug development with a primary near-term focus on funding a Phase 2b clinical trial designed to evaluate the safety and efficacy of enobosarm, an oral selective androgen receptor modulator, initially as a treatment to augment fat loss and to prevent muscle loss in sarcopenic obese or overweight elderly patients receiving a glucagon-like peptide-1 receptor agonist who are at-risk for developing muscle atrophy and muscle weakness. Some of the proceeds will also be used for working capital purposes, including existing vendor obligations and for other general corporate purposes.

The securities described above are being offered by Veru pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) on March 16, 2023 which was amended on April 11, 2023 and declared effective by the SEC on April 14, 2023. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the website of the SEC at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained when available by contacting Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or by e-mail to prospectus@raymondjames.com; or Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Veru Inc.

Veru Inc. is a late clinical stage biopharmaceutical company focused on developing novel medicines for the treatment of metabolic diseases, oncology and viral-induced acute respiratory distress syndrome.

Cautionary Statement on Forward Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 , including, without limitation, express or implied statements related to Veru’s expectations regarding the timing of the proposed public offering, the size and expected gross proceeds from the offering, the anticipated use of proceeds from the proposed offering and the grant to the underwriters of an option to purchase additional shares. as The words “anticipate,” “believe,” “could,” “expect, “ “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should, “ “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based upon current plans and strategies of Veru Inc. (the Company) and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this press release. The Company assumes no obligation to update any forward- looking statements contained in this press release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering and the Company’s expectations regarding the completion, timing and size of the proposed public offering and the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended September 30, 2023.

Contact:

Sam Fisch

veruinvestor@verupharma.com

Executive Director, Investor Relations and Corporate Communications

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